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                                                                     EXHIBIT 4.2

                        FORM OF SUBSCRIPTION AGREEMENT

                               February 11, 2000

Integral Systems, Inc.
5000 Philadelphia Way, Suite A
Lanham, Maryland  20706

Ladies/Gentlemen:

  1.   Subscription; Purchase and Closing; Purchase Price Adjustment.
       -------------------------------------------------------------

       1.1 The undersigned ("Subscriber"), intending to be legally bound hereby, subscribes for and agrees to purchase the number of shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of Integral Systems, Inc., a Maryland corporation (the "Company"), indicated on the signature page hereto, at a price of $31.00 per share (the "Purchase Price") and upon the terms and conditions set forth in this subscription agreement (this "Agreement").

       1.2 The Shares subscribed for hereby shall not be deemed owned by Subscriber, nor shall Subscriber be deemed a holder of securities of the Company, until this subscription has been accepted by the Company and the Purchase Price for the Shares subscribed for has been paid. Subscriber understands and agrees that the Company reserves the right to reject this subscription for the Shares in whole or in part, in its sole discretion, at any time through the Closing Date (as that term is defined in Section 1.5). This
subscription is subject to allotment.   If subscription for the Shares is
oversubscribed, the Company will determine which subscriptions shall be accepted, in whole or in part.

       1.3 In the event of rejection of this subscription, or in the event the sale of the Shares is not consummated for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement shall have no force or effect.

       1.4 Subscriber hereby agrees to deliver the Purchase Price required to purchase the number of Shares subscribed for hereunder, as that amount may be reduced pursuant to Section 1.2 hereof, on the Closing Date set by the Company pursuant to Section 1.5 hereof.

       1.5 The closing of the transactions contemplated herein (the "Closing") shall take place at such time as the Company and ING Barings LLC, Allen & Company Incorporated and Miller, Johnson & Kuehn, Inc., as co-placement agents (together, the "Placement Agents"), shall determine. The Placement Agents shall establish and inform Subscriber of the closing date for such subscription (the "Closing Date") and the date upon which the Purchase Price shall be delivered to the Company.
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       1.6  Payment of the full Purchase Price for the Shares to be purchased shall be made on the Closing Date by wire transfer of immediately available funds or at such other time and by such other means as the Company shall approve. The Company or the Placement Agents will notify Subscriber as to payment instructions. Upon the Closing Date, certificates representing the Shares purchased by Subscriber will be delivered by the Company to Subscriber.

  2.   Representations, Warranties and Agreements of Subscriber.  Subscriber
       --------------------------------------------------------
hereby represents and warrants to the Company and hereby covenants and agrees with the Company as follows:

            (a) Subscriber has full power and authority to enter into this Agreement and to perform its obligations hereunder. All requisite action on the part of Subscriber necessary for the authorization, execution, delivery and performance of Subscriber's obligations under this Agreement and for the purchase of the Shares has been taken, and this Agreement, when executed by a duly authorized officer of Subscriber, will be a valid and binding agreement of Subscriber, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and except as rights to indemnification hereunder may be limited by federal or state securities laws.

            (b) Subscriber has carefully read this Agreement and, to the extent Subscriber believes necessary, has discussed with Subscriber's counsel and other professional advisor(s) the representations, warranties, covenants and agreements which Subscriber makes by signing it, and any applicable limitations upon Subscriber's transfer of the Shares issuable thereunder. Subscriber acknowledges that Subscriber has not relied upon the legal counsel or accountants for the Company regarding the transactions contemplated by this Agreement, and Subscriber has been advised to engage separate legal counsel and accountants to represent Subscriber's individual interest and advise Subscriber regarding the structure of, and risks associated with, such transactions.

            (c) Subscriber understands that, as a publicly traded company, the Company files with the Securities and Exchange Commission (the "SEC") various reports, including quarterly and annual financial statements, annual reports to stockholders, and proxy statements and that all of such reports statements and information are available to the public, including Subscriber, from the SEC and directly from the Company. Subscriber acknowledges that the Company has delivered to Subscriber within a reasonable time prior to the execution of this Subscription Agreement a copy of the following: (i) an Executive Summary dated January 24, 2000; (ii) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999; (iii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999; (iv) Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-82499) filed with the SEC on July 28, 1999; (v) the Company's definitive proxy statement filed with the SEC on March 23, 1999 and an amendment thereto filed with the SEC on April 12, 1999 relating to its 1999 Annual Meeting of Stockholders; (vi) the Company's press releases since September 30, 1999; and (vii) such other documents as

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

Subscriber (and Subscriber's attorney, accountant and/or other advisors) deemed pertinent in order for Subscriber to make an informed investment decision (the documents identified in clauses (i) through (vii) herein are collectively referred to herein as the "Documents"). The Documents contain "forward-looking statements" about business strategies, market potential, future financial performance and other matters. These forward-looking statements are predictions. No assurances can be given that the future results indicated, whether expressed or implied, will be achieved. Subscriber acknowledges and agrees that the inclusion of forward-looking statements in the Documents should not be regarded as a representation by the Company or any other person that these estimates will be realized, and actual results may vary materially.

          Subscriber further acknowledges that Subscriber is entering into this Agreement solely on the basis of information contained in the Documents and not on the basis of any information, representations or agreements made by any other person, and that no representations or warranties of any nature have been made to Subscriber with respect to the ultimate economic consequences or tax consequences of Subscriber's investment in the Company. Subscriber acknowledges that any forecasted financial data, if any, which may have been given to Subscriber is for illustration purposes only and no assurance is given that actual results will correspond with the results contemplated in any such data.

          (d) Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company and the terms and conditions of its investment hereunder, and, to the extent deemed necessary, Subscriber has asked such questions and received satisfactory answers and desires to invest in the Company. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement or as contained in any documents delivered or answers given in writing by the Company to questions furnished to the Company. Subscriber has been advised and acknowledges that no federal or state agency has made any finding or determination as to the fairness or merits of an investment in the Company and that no such agency has made any recommendation or endorsement whatsoever with respect to such an investment.

          (e) Subscriber is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"). For this purpose, Subscriber understands that an "accredited investor" includes:

              (i) any individual who: (A) has a net worth (with spouse) in excess of $1 million; or (B) has had an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and who reasonably expects the same income level for the current year; or (C) who is an executive officer or director of the Company;

               (ii) any entity in which all of the equity owners or partners are "accredited investors;" or

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

               (iii) any corporation or partnership with total assets in excess of $5,000,000 that was not formed for the specific purpose of purchasing the securities subscribed hereunder; or

               (iv) any investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or a business development company as defined in Section 2(a)(48) of the Investment Company Act.


          (f) Subscriber considers himself/herself/itself to be a sophisticated investor in companies similarly situated to the Company, and Subscriber has substantial knowledge and experience in financial and business matters (including, without limitation, knowledge of finance, securities and investments, generally, and experience and skill in investments based on actual participation) such that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Company.

          (g) Subscriber's current address and, if Subscriber is an entity, the address of the office or offices of Subscriber where the investment decision with respect to this Agreement was made, are as set forth on the signature page hereto. If Subscriber is an entity which does not meet the classification set forth under Section 2(e)(iii) or Section 2(e)(iv) above, each of Subscriber's equity owners and/or partners has the same state of residence as the state in which the office or offices of Subscriber are located where the investment decision with respect to this Agreement was made, and none of Subscriber's equity owners and/or partners has any present intention of moving from such state of residency.

          (h) Subscriber has been advised and acknowledges that the issuance of the Shares will not be registered under the Securities Act, in reliance upon the exemption(s) from registration promulgated thereunder, and, therefore, are "restricted securities." Subscriber also acknowledges that the issuance of the Shares will not be registered under the securities laws of any state. Consequently, Subscriber agrees that the Shares cannot be resold unless they are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.
Subscriber has been advised and acknowledges that the Company is under no obligation to take any action necessary in order to make available any exemption for the transfer of the Shares without registration.

          (i) Subscriber is purchasing the Shares solely for Subscriber's own account and not as nominee for, representative of, or otherwise on behalf of, any other person. Subscriber is purchasing the Shares with the intention of holding the Shares for investment, with no present intention of participating directly or indirectly in a subsequent public distribution of the Shares unless registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Subscriber shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.

          (j) Subscriber has been advised that there is no assurance than an active market for the Shares will continue in the future. Subscriber is aware that Subscriber's investment in the Company is speculative and involves a high degree of risk of loss arising from,

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among other things, substantial market, operational, competitive and other risks, and, having made Subscriber's own evaluation of the risks associated with this investment, Subscriber is aware and Subscriber has been advised that Subscriber must bear the economic risks of a purchase of the Shares indefinitely.

          (k) Subscriber acknowledges that the Shares were not offered to Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Subscriber was invited by any of the foregoing means of communication.

          (l) Subscriber understands and agrees that the Company, and all current and future stockholders of the Company, are relying on the agreements and representations contained herein.

          (m) In connection with the purchase of the Shares by Subscriber, Subscriber has not paid and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of the Shares, except for fees paid to the Placement Agents.

          (n) Subscriber has been advised and agrees that there will be placed on any certificates representing the Shares, or any substitution(s) thereof, a legend stating in substance the following (and including any restrictions or conditions that may be required by any applicable state law), and Subscriber has been advised and further agrees that the Company will refuse to permit the transfer of the Shares out of Subscriber's name in the absence of compliance with the terms of such legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be sold, pledged, transferred, assigned or otherwise disposed of except in accordance with such Act and the rules and regulations thereunder and in accordance with applicable state securities laws. The Company will transfer such shares only upon receipt of evidence satisfactory to the Company, which may include an opinion of counsel, that the registration provisions of such Act have been compiled with or that such registration is not required and that such transfer will not violate any applicable state securities laws."

          (o) Subscriber is aware that the Company may offer and sell additional shares of Common Stock in the future, thereby diluting Subscriber's percentage equity ownership of the Company.

          (p) Subscriber is familiar with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a copy of which is attached

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

hereto as Exhibit A, and is in full compliance with the provisions thereof with
          ---------
respect to the transactions contemplated hereby.

          Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

  3.   Representations of the Company.  As used in this Section 3, the following
       ------------------------------
capitalized terms shall have the meanings set forth below:

       "Contract" means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).

       "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

       "Material Adverse Change" or "Material Adverse Effect" means, with respect to any Person, any change or effect that is materially adverse to the financial condition, business, prospects or results of operations of such Person.

       "Person(s)" means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

       Subscriber is subscribing for the Shares based upon the following representations and warranties of the Company, which the Company hereby confirms by accepting this subscription:

          (a) Organization.  The Company is a corporation duly organized,
              ------------
validly existing and in good standing under the laws of the State of Maryland and has the corporate power to own and/or lease its properties and to conduct its business in the places where such properties are now owned, leased or operated or such business is presently conducted. The Company is duly qualified and licensed as a foreign corporation in additional jurisdictions in which it owns or leases real property or in which its operations or activities would otherwise require such qualification, except where such failure to qualify would not have a Material Adverse Effect on the Company.

          (b) Authorization.  The execution, delivery and performance of this
              -------------
Agreement by the Company has been duly and validly authorized and approved by its Board of Directors, and this Agreement, when executed by a duly authorized officer of this Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and except as rights to indemnification hereunder may be limited by federal or state securities laws.


          (c) Capitalization.  The authorized capital stock of the Company
              --------------
consists of 40,000,000 shares of Common Stock, $.01 par value per share. All issued and outstanding shares of capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 7,250,326 shares of Common Stock are issued and outstanding. The Company has a Stock Option Plan, pursuant to which the Company has issued options to acquire up to an aggregate of 767,810 shares of Common Stock to its officers, directors, other employees and non-employee consultants. As of the date hereof, 408,660 of such options are exercisable under this plan.

          (d) No Violations; Defaults.  The execution and delivery of this
              -----------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate, result (with the lapse of time or giving of notice, or both) in a violation of, conflict with, or constitute a default under, or permit the termination or acceleration of the maturity of any material indebtedness or material obligation of the Company; (ii) violate, result (with the lapse of time or giving of notice, or both) in a violation of, conflict with or constitute a default under, any material term of, or permit the termination of, any material note, mortgage, indenture, license, agreement, contract, arrangement, understanding or other instrument to which the Company is a party, or by which it is bound, or the Articles of Incorporation or By Laws of the Company; or (iii) violate any statute, law, rule, regulation or ordinance known to the Company, or any judgment, decree, order regulation or rule of any court, tribunal, administrative or governmental agency, body or entity to which the Company or its properties are subject.

          (e) Validity of Securities.  The Shares, when issued, sold and
              ----------------------
delivered in accordance with the terms and conditions hereof, will be duly authorized, validly issued, fully paid and non-assessable, and the delivery to Subscriber of the Shares delivered pursuant to this Agreement shall vest in it good title thereto, free of any and all liens, options, encumbrances, charges, third-party rights or claims of any nature whatsoever except for restrictions on transfers set forth herein or imposed by law.

          (f) Disclosure.  The Company is aware of no facts which lead it to
              ----------
believe that the Documents, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Material Changes.  Except as set forth in the Documents, or as
              ----------------
otherwise contemplated herein, since September 30, 1999, there has been no Material Adverse Change in the Company, and there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of the Common Stock, or (ii) declaration, setting aside or payment of any dividend or other distribution by the Company with respect of the Common Stock.

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

          (h) No Commissions.  In connection with the purchase of the Shares
              --------------
hereunder, the Company has agreed to pay the Placement Agents a placement fee and certain expenses relating to the transactions contemplated hereunder. Except for such placement fee and expenses, the Company has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the sale of the Shares.

          (i) Consents/Approvals.  No consent, approval, waiver or other action
              ------------------
by any Person under any Contract to which the Company is a party, or by which any of its properties or assets are bound, is required or necessary for the execution, delivery or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals or waivers that have been obtained or except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not have a Material Adverse Effect on the Company.

          (j) SEC Reports and NASDAQ Compliance.  Since September 30, 1998, the
              ---------------------------------
Company has made, in a timely fashion, all filings (as amended, the "SEC Reports") required to be made by it under the Exchange Act. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to the requirements of applicable law. The Company will use its best efforts to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, the NASDAQ National Market under all currently effective and currently proposed inclusion requirements prior to and after the Closing.

          (k) Financial Statements.  Each of the balance sheets included in the
              --------------------
Documents (including any related notes and schedules) fairly presents in all material respects the financial position of the Company as of its date, and each of the other financial statements included in the Documents (including any related notes and schedules) fairly presents in all material respects the results of operations or other information therein of the Company for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).

          The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies Subscriber prior to the Closing Date, shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

  4.  Registration Rights.
      -------------------

      4.1 Registration of Shares.  As soon as practicable, but in any event no
          ----------------------
later than 30 days after the Closing Date, the Company will file a registration statement (the "Registration Statement") under the Securities Act with respect to all of the Shares (collectively, the "Subject Stock"), and the Company shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after filing; provided, however, that in the event that the
                                  --------  -------
Company shall determine in good faith that complying with the foregoing 30-day period would cause undue burden or expense to the Company, the Company shall, in its sole discretion, have the option of extending such 30-day period for up to an additional 30 days by giving notice to Subscriber 5 days prior to the expiration of such 30-day period. In connection therewith, each holder of Shares (each, a "Holder") will provide in a timely manner all such information and materials pertaining to it as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain the acceleration of the effective date of the Registration Statement. In connection with such registration, the Company shall:

          (a) keep the Registration Statement effective until the earliest of
(i) when each Holder has sold its Subject Stock, (ii) two years following the effective date of the Registration Statement, or (iii) the date all of the Shares may be sold without volume limitations under Rule 144 under the Securities Act of 1933);

          (b) as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the prospectus as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Subject Stock;

          (c) as expeditiously as possible use its best efforts to register or qualify the Subject Stock under the securities or blue sky laws of such states as Subscriber shall reasonably request, provided, however, that the Company
                                        --------  -------
shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (d) pay all costs and expenses incident to registration hereunder, except as set forth in Section 4.2.

     4.2  Holder's Fees.  Each Holder shall pay any and all underwriters'
          -------------
discounts, brokerage fees and transfer taxes incident to the sale of the Subject Stock sold by such Holder pursuant to this Section and the fees and expenses of its counsel.

 5.  Indemnification.
     ---------------

     5.1  Indemnification Generally.  The Company shall indemnify Subscriber
          -------------------------
from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any material breach of a representation, warranty or covenant by the Company and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

     5.2  Indemnification Relating to Registration Rights.
          -----------------------------------------------

          (a) With respect to any registration, qualification or compliance effected or to be effected pursuant to Section 4 of this Agreement, the Company shall indemnify each Holder of the Shares which are included or are to be included therein, each of such Holder's directors and officers, each underwriter (as defined in the Securities Act) of the Shares sold by such

Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

               (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make a statement therein, in the light of the circumstances under which it was made, not misleading; or

               (iii) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and subject to Section 5.3 below will reimburse each such Person entitled to indemnity under this Section for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided,
                                                                --------
however, that the foregoing indemnity and reimbursement obligation shall not be
-------
applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document.

          (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of the Shares which are included or are to be included therein, shall indemnify the Company from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies of the Company concerning:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

               (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

               (iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 5.3 below will reimburse the Company for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgement, settlement or deficiency; provided, however, that, the obligation of the Holder
                          --------  -------
hereunder shall be limited to an amount equal to the proceeds to the Holder of the Shares sold as contemplated hereunder.

5.3  Indemnification Procedures.  Each Person entitled to indemnification under
     --------------------------
this Section (an "Indemnified Party") shall give written notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, (i) the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party,
(ii) the Indemnified Party shall, at the Indemnifying Party's expense and reasonable request, cooperate with the Indemnifying Party in any such defense and shall make available to the Indemnifying Party at the Indemnifying Party's expense all those persons and documents (excluding attorney/client work product materials) reasonably requested by the Indemnifying Party in defense of any such action and (iii) after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (y) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

  6.  Use of Proceeds.  Subscriber acknowledges that the Company intends to use
      ---------------
the proceeds of the private placement contemplated hereunder for general corporate purposes, including, without limitation, potential acquisitions. Subscriber acknowledges that some or all of the proceeds of the private placement contemplated hereunder may be used for acquisitions by the Company, and Subscriber is aware that the Company is in the process of actively looking for potential acquisition candidates. Subscriber acknowledges that the Company may not be able to find any attractive or suitable candidates for acquisition and that the Company may not be able to negotiate suitable terms for the acquisition of any potential candidates. Subscriber acknowledges that any acquisition by the Company and subsequent integration of the acquired business into the Company involves the risks described herein and in the Documents.

  7.  Miscellaneous.
      -------------

      7.1 Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, change, discharge or termination is sought to be enforced.

      7.2 Any notice, demand or other communication which any party hereby may be required or may elect to give to anyone interested hereunder shall be deemed effectively given (a) three business days after deposit, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, (b) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, at such address, or (c) upon personal delivery to the party to be notified at such address. The Company's address for notices is set forth on the first page hereof, and the Subscriber's address for notices is set forth on the signature page.

      7.3 This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

      7.4 Except as otherwise provided herein, the agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and assigns.

      7.5 This Agreement (including the Exhibits attached hereto) contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

      7.6 This Agreement is not transferable or assignable by Subscriber except as may be provided herein.

      7.7 This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in that State.

     IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF SUBSCRIBER:                        ADDRESS FOR NOTICES (Please Print):

_______________________                    ____________________________________
                                           ____________________________________
SIGNATURE:                                 ____________________________________
                                           Attention:__________________________
By:____________________                    Telecopy:___________________________
Name:__________________
Title:_________________                    Tax Identification #:_______________

Exact Name to appear on Stock Certificate: ____________________________________

Number of Shares Subscribed For:           ____________________________________
                                           Price = $_____ (must be a whole
                                           number of shares)

Aggregate Purchase Price (see Section 1.1):____________________________________

The Investor hereby provides the following additional information:

     (a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of Integral Systems, Inc. ("Options" and together with the Common Stock, "Securities") which Subscriber beneficially owns or of which Subscriber is the
                               ------------ ----
record owner on the date hereof.  Please refer to the definition of beneficial
                                                                    ----------
ownership on Exhibit B attached hereto.  If none, please so state.
---------    ---------

Number of Shares:  ___________ (excluding the Shares subscribed for above)

Number of Options: ___________

Please indicate by an asterisk (*) above if Subscriber disclaims "beneficial
                                                                  ----------
ownership" of any of the above listed Securities, and indicate in response to
---------
question (b) below who has beneficial ownership.

     (b)  If Subscriber disclaims "beneficial ownership" in question (a), please
                                   --------------------
furnish the following information with respect to the person(s) other than Subscriber who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [_]

          Name of Beneficial Owner:_____________________________________
          Relationship to Subscriber: __________________________________
          Number of Securities Beneficially Owned:______________________

                                  NAME OF SUBSCRIBER:________________________

     (c) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of Subscriber's Securities?
                                     Yes      No

If the answer is "Yes," please give details:

     (d) Please describe each position, office or other material relationship which the Subscriber has had with the Company or any of its affiliates, including any subsidiary of the Company, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by Subscriber to the Company or any of its affiliates, including its subsidiaries, or by the Company or any of its affiliates, including its subsidiaries, to Subscriber. "Affiliates" of the Company include its directors and executive officers, and any other person controlling or controlled by the Company. If none, please so state.

Answer:

     (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Company on behalf of Subscriber in the future, with respect to Subscriber's shares:

          ______________________             ________________________
          ______________________             ________________________
          ______________________             ________________________

     (f) Please advise of special stock certificate delivery requirements for closing, if any:

     (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:)_______________________________________

==============================================================================

ACCEPTED:     INTEGRAL SYSTEMS, INC.

              By:__________________________________________
                 Name: Steven R. Chamberlain
                 Title: Chief Executive Officer

                                   EXHIBIT A

                              Copy of Regulation M

                                   EXHIBIT B

                     Explanation of "BENEFICIAL OWNERSHIP"

     Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

     In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

     Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

     If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

     In all cases the nature of the beneficial ownership should be stated.